Exhibit 99.1

1 North Brentwood Boulevard	Phone: 314.854.8000
15th Floor	Fax: 314.854.8003
St. Louis, Missouri 63105
www.Belden.com
News Release

Belden Reports Strong Results and Record EPS for Third Quarter 2022

St. Louis, Missouri – November 2, 2022 - Belden Inc. (NYSE: BDC), a leading global supplier of network infrastructure solutions, today reported fiscal third quarter 2022 results for the period ended October 2, 2022.

Third Quarter 2022

Revenues for the quarter totaled $670 million, increasing $65 million, or 11%, compared to $605 million in the year-ago period. Net income was $104 million, compared to $44 million in the year-ago period. Net income as a percentage of revenue was 15.5%, compared to 7.3% in the year-ago period. Net income in the quarter included a $38 million pre-tax gain on the sale of an asset. EPS totaled a quarterly record $2.35, compared to $0.97 in the third quarter 2021.

Adjusted revenues for the quarter totaled $670 million, increasing $65 million, or 11%, compared to $605 million in the year-ago period. Adjusted EBITDA was $118 million, increasing $17 million, or 17%, compared to $101 million in the year-ago period. Adjusted EBITDA margin was 17.6%, compared to 16.7% in the year-ago period. Adjusted EPS was a quarterly record $1.77, increasing 33% compared to $1.33 in the third quarter 2021. Adjusted results are non-GAAP measures, and a non-GAAP reconciliation table is provided as an appendix to this release.

Roel Vestjens, President and CEO of Belden Inc., said, “I am pleased with our third quarter performance and the strong execution by our global teams to meet the needs of our customers and deliver record quarterly EPS. Revenues increased organically by 15% in the third quarter. Once again, the strength was broad-based, with each of our businesses growing organically, demonstrating the strength and strategic positioning of our portfolio. Despite facing continued inflationary pressures, we delivered strong profitability, with expanded margins and 33% Adjusted EPS growth. Additionally, we continued to return capital to shareholders, while ending the quarter with net leverage of 1.1x.”

Outlook

“As a result of another strong quarter and an improved outlook for the fourth quarter, we are increasing our full-year 2022 guidance. Our full-year revenue guidance now reflects expected organic revenue growth of 15% to 16%, up from 12% to 13% in our prior guidance. The macroeconomic environment remains very dynamic with considerable uncertainties, including volatile foreign exchange rates and commodity prices. However, we have significant levels of customer backlog, and we continue to gain momentum with our strategic growth initiatives. We remain confident in our ability to support our customers, create value for our shareholders, and deliver at least $8.00 of adjusted EPS by 2025,” said Mr. Vestjens.

The Company expects fourth quarter 2022 revenues to be $635 - $650 million. Compared to third quarter 2022 revenues, the Company expects fourth quarter 2022 revenues to be lower due to a stronger U.S. dollar and typical seasonal patterns.

For the year ending December 31, 2022, the Company now expects revenues to be $2.583 - $2.598 billion, compared to prior guidance of $2.520 - $2.550 billion. The full-year revenue guidance now reflects expected organic growth of 15% - 16%, compared to prior guidance of 12% to 13%.

The Company expects fourth quarter 2022 GAAP EPS to be $1.27 - $1.37. For the year ending December 31, 2022, the Company now expects GAAP EPS to be $5.89 - $5.99, compared to prior guidance of $4.67 - $4.87.

The Company expects fourth quarter 2022 adjusted EPS to be $1.60 - $1.70. For the year ending December 31, 2022, the Company now expects adjusted EPS to be $6.27 - $6.37, compared to prior guidance of $5.90 - $6.10. The full-year adjusted EPS guidance now represents growth of 32% to 34%.

Earnings Conference Call

Management will host a conference call today at 8:30 am ET to discuss results of the quarter. The listen-only audio of the conference call will be broadcast live via the Internet at https://investor.belden.com. The dial-in number for participants is 800-458-4121 with confirmation code 7787011. A replay of this conference call will remain accessible in the investor relations section of the Company’s website for a limited time.

Net Income, Earnings per Share (EPS), and Net Leverage

All references to net income and EPS within this earnings release refer to income from continuing operations and income from continuing operations per diluted share attributable to Belden stockholders, respectively. Net leverage is calculated as (A) total debt less cash and cash equivalents divided by (B) the sum of trailing twelve months Adjusted EBITDA plus trailing twelve months stock-based compensation expense.

Use of Non-GAAP Financial Information

Adjusted results are non-GAAP measures that reflect certain adjustments the Company makes to provide insight into operating results. GAAP to non-GAAP reconciliations accompany the condensed consolidated financial statements included in this release and have been published to the investor relations section of the Company’s website at https://investor.belden.com.

BELDEN INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 2, 2022	October 3, 2021	October 2, 2022	October 3, 2021

	(In thousands, except per share data)
Revenues	$670,491	$604,761	$1,947,413	$1,689,301
Cost of sales	(431,845)	(401,384)	(1,277,602)	(1,125,387)
Gross profit	238,646	203,377	669,811	563,914
Selling, general and administrative expenses	(110,478)	(95,337)	(318,747)	(269,542)
Research and development expenses	(26,306)	(23,235)	(75,751)	(68,110)
Amortization of intangibles	(10,105)	(7,780)	(28,099)	(22,945)
Asset impairments	—	(2,288)	—	(9,283)
Gain on sale of asset	37,891	—	37,891	—
Operating income	129,648	74,737	285,105	194,034
Interest expense, net	(9,883)	(16,251)	(35,570)	(46,632)
Loss on debt extinguishment	—	(5,715)	(6,392)	(5,715)
Non-operating pension benefit	26	992	2,296	3,121
Income from continuing operations before taxes	119,791	53,763	245,439	144,808
Income tax expense	(16,104)	(9,799)	(39,014)	(26,433)
Income from continuing operations	103,687	43,964	206,425	118,375
Loss from discontinued operations, net of tax	—	(2,647)	(3,685)	(4,345)
Loss on disposal of discontinued operations, net of tax	(5,366)	—	(9,933)	—
Net income	98,321	41,317	192,807	114,030
Less: Net income attributable to noncontrolling interest	27	53	111	336
Net income attributable to Belden stockholders	$98,294	$41,264	$192,696	$113,694

Weighted average number of common shares and equivalents:
Basic	43,466	44,851	44,181	44,762
Diluted	44,063	45,425	44,810	45,242

Basic income (loss) per share attributable to Belden stockholders:
Continuing operations	$2.38	$0.98	$4.67	$2.64
Discontinued operations	—	(0.06)	(0.08)	(0.10)
Disposal of discontinued operations	(0.12)	—	(0.22)	—
Net income	$2.26	$0.92	$4.36	$2.54

Diluted income (loss) per share attributable to Belden stockholders:
Continuing operations	$2.35	$0.97	$4.60	$2.61
Discontinued operations	—	(0.06)	(0.08)	(0.10)
Disposal of discontinued operations	(0.12)	—	(0.22)	—
Net income	$2.23	$0.91	$4.30	$2.51

Common stock dividends declared per share	$0.05	$0.05	$0.15	$0.15

BELDEN INC.
OPERATING SEGMENT INFORMATION
(Unaudited)

	Enterprise Solutions	Industrial Automation Solutions	Total Segments

	(In thousands, except percentages)

For the three months ended October 2, 2022
Segment Revenues	$319,201	$351,290	$670,491
Segment EBITDA	46,110	71,055	117,165
Segment EBITDA margin	14.4%	20.2%	17.5%
Depreciation expense	6,020	5,827	11,847
Amortization of intangibles	4,512	5,593	10,105
Amortization of software development intangible assets	8	860	868
Severance, restructuring, and acquisition integration costs	2,702	1,858	4,560
Adjustments related to acquisitions and divestitures	(2,537)	514	(2,023)

For the three months ended October 3, 2021
Segment Revenues	$286,231	$319,032	$605,263
Segment EBITDA	40,411	59,947	100,358
Segment EBITDA margin	14.1%	18.8%	16.6%
Depreciation expense	5,280	5,306	10,586
Amortization of intangibles	4,427	3,353	7,780
Amortization of software development intangible assets	20	414	434
Severance, restructuring, and acquisition integration costs	3,381	947	4,328
Adjustments related to acquisitions and divestitures	(713)	890	177
Asset impairments	—	2,288	2,288

For the nine months ended October 2, 2022
Segment Revenues	$895,075	$1,052,338	$1,947,413
Segment EBITDA	118,818	206,643	325,461
Segment EBITDA margin	13.3%	19.6%	16.7%
Depreciation expense	17,214	17,229	34,443
Amortization of intangibles	13,051	15,048	28,099
Amortization of software development intangible assets	52	2,804	2,856
Severance, restructuring, and acquisition integration costs	7,605	6,535	14,140
Adjustments related to acquisitions and divestitures	(3,095)	1,648	(1,447)

For the nine months ended October 3, 2021
Segment Revenues	$780,114	$910,538	$1,690,652
Segment EBITDA	104,703	163,022	267,725
Segment EBITDA margin	13.4%	17.9%	15.8%
Depreciation expense	16,015	15,956	31,971
Amortization of intangibles	13,202	9,743	22,945
Amortization of software development intangible assets	72	1,093	1,165
Severance, restructuring, and acquisition integration costs	7,797	4,742	12,539
Adjustments related to acquisitions and divestitures	(7,052)	2,767	(4,285)
Asset impairments	—	9,283	9,283

BELDEN INC.
OPERATING SEGMENT RECONCILIATION TO CONSOLIDATED RESULTS
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 2, 2022	October 3, 2021	October 2, 2022	October 3, 2021

	(In thousands)
Total Segment Revenues	$670,491	$605,263	$1,947,413	$1,690,652
Adjustments related to acquisitions	—	(502)	—	(1,351)
Consolidated revenues	$670,491	$604,761	$1,947,413	$1,689,301

Total Segment EBITDA	$117,165	$100,358	$325,461	$267,725
Total non-operating pension benefit	26	992	2,296	3,121
Non-operating pension settlement loss	954	—	954	—
Eliminations	(51)	(28)	(156)	(73)
Consolidated Adjusted EBITDA (1)	118,094	101,322	328,555	270,773
Depreciation expense	(11,847)	(10,586)	(34,443)	(31,971)
Amortization of intangibles	(10,105)	(7,780)	(28,099)	(22,945)
Interest expense, net	(9,883)	(16,251)	(35,570)	(46,632)
Severance, restructuring, and acquisition integration costs	(4,560)	(4,328)	(14,140)	(12,539)
Non-operating pension settlement loss	(954)	—	(954)	—
Amortization of software development intangible assets	(868)	(434)	(2,856)	(1,165)
Loss on debt extinguishment	—	(5,715)	(6,392)	(5,715)
Asset impairments	—	(2,288)	—	(9,283)
Adjustments related to acquisitions and divestitures	2,023	(177)	1,447	4,285
Gain on sale of asset	37,891	—	37,891	—
Income from continuing operations before taxes	$119,791	$53,763	$245,439	$144,808

(1)Consolidated Adjusted EBITDA is a non-GAAP measure. See Reconciliation of Non-GAAP Measures for additional information.

BELDEN INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
 (Unaudited)

	October 2, 2022	December 31, 2021

	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$547,466	$641,563
Receivables, net	436,715	383,444
Inventories, net	351,440	345,203
Other current assets	48,987	58,283
Current assets of discontinued operations	—	449,402
Total current assets	1,384,608	1,877,895
Property, plant and equipment, less accumulated depreciation	332,458	343,564
Operating lease right-of-use assets	69,940	75,571
Goodwill	848,506	821,448
Intangible assets, less accumulated amortization	243,916	238,155
Deferred income taxes	29,702	31,486
Other long-lived assets	51,366	29,558
	$2,960,496	$3,417,677

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$297,759	$377,765
Accrued liabilities	247,743	278,108
Current liabilities of discontinued operations	—	99,079
Total current liabilities	545,502	754,952
Long-term debt	1,045,348	1,459,991
Postretirement benefits	96,608	120,997
Deferred income taxes	59,124	49,027
Long-term operating lease liabilities	56,333	61,967
Other long-term liabilities	22,907	14,661
Stockholders’ equity:
Common stock	503	503
Additional paid-in capital	822,488	833,627
Retained earnings	691,722	505,717
Accumulated other comprehensive income (loss)	37,126	(70,566)
Treasury stock	(418,029)	(313,994)
Total Belden stockholders’ equity	1,133,810	955,287
Noncontrolling interests	864	795
Total stockholders’ equity	1,134,674	956,082
	$2,960,496	$3,417,677

BELDEN INC.
CONDENSED CONSOLIDATED CASH FLOW STATEMENTS
(Unaudited)

	Nine Months Ended
	October 2, 2022	October 3, 2021

	(In thousands)
Cash flows from operating activities:
Net income	$192,807	$114,030
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	65,730	65,028
Share-based compensation	18,438	18,242
Loss on disposal of discontinued operations	9,934	—
Loss on debt extinguishment	6,392	5,715
Asset impairments	—	9,283
Gain on sale of asset	(37,891)	—
Changes in operating assets and liabilities, net of the effects of currency exchange rate changes, acquired businesses and disposals:
Receivables	(42,808)	(128,997)
Inventories	(11,393)	(58,900)
Accounts payable	(65,584)	73,740
Accrued liabilities	(41,247)	17,796
Income taxes	(2,347)	5,159
Other assets	4,269	(1,794)
Other liabilities	(17,500)	(17,383)
Net cash provided by operating activities	78,800	101,919
Cash flows from investing activities:
Proceeds from disposal of businesses, net of cash sold	334,574	10,798
Proceeds from disposal of assets	43,534	3,249
Purchase of intangible assets	—	(3,650)
Capital expenditures	(50,250)	(55,569)
Cash used for business acquisitions, net of cash acquired	(104,481)	(73,749)
Net cash provided by (used for) investing activities	223,377	(118,921)
Cash flows from financing activities:
Payments under borrowing arrangements	(230,639)	(360,304)
Payments under share repurchase program	(136,336)	—
Cash dividends paid	(6,762)	(6,740)
Withholding tax payments for share-based payment awards	(6,534)	(2,103)
Payments under financing lease obligations	(123)	(3,116)
Debt issuance costs paid	—	(7,785)
Proceeds from issuance of common stock	3,717	—
Borrowings under credit arrangements	—	356,010
Net cash used for financing activities	(376,677)	(24,038)
Effect of foreign currency exchange rate changes on cash and cash equivalents	(21,791)	(3,201)
Decrease in cash and cash equivalents	(96,291)	(44,241)
Cash and cash equivalents, beginning of period	643,757	501,994
Cash and cash equivalents, end of period	$547,466	$457,753

The Condensed Consolidated Cash Flow Statement includes the results of discontinued operations up to the disposal date, February 22, 2022.

BELDEN INC.
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

In addition to reporting financial results in accordance with accounting principles generally accepted in the United States, we provide non-GAAP operating results adjusted for certain items, including: asset impairments; accelerated depreciation expense due to plant consolidation activities; purchase accounting effects related to acquisitions, such as the adjustment of acquired inventory to fair value, and transaction costs; severance, restructuring, and acquisition integration costs; gains (losses) recognized on the disposal of businesses and assets; amortization of intangible assets; gains (losses) on debt extinguishment; certain gains (losses) from patent settlements; discontinued operations; and other costs. We adjust for the items listed above in all periods presented, unless the impact is clearly immaterial to our financial statements. When we calculate the tax effect of the adjustments, we include all current and deferred income tax expense commensurate with the adjusted measure of pre-tax profitability.
We utilize the adjusted results to review our ongoing operations without the effect of these adjustments and for comparison to budgeted operating results. We believe the adjusted results are useful to investors because they help them compare our results to previous periods and provide important insights into underlying trends in the business and how management oversees our business operations on a day-to-day basis. As an example, we adjust for acquisition-related expenses, such as amortization of intangibles and impacts of fair value adjustments because they generally are not related to the acquired business' core business performance. As an additional example, we exclude the costs of restructuring programs, which can occur from time to time for our current businesses and/or recently acquired businesses. We exclude the costs in calculating adjusted results to allow us and investors to evaluate the performance of the business based upon its expected ongoing operating structure. We believe the adjusted measures, accompanied by the disclosure of the costs of these programs, provides valuable insight.
Adjusted results should be considered only in conjunction with results reported according to accounting principles generally accepted in the United States.

	Three Months Ended		Nine Months Ended
	October 2, 2022	October 3, 2021	October 2, 2022	October 3, 2021

	(In thousands, except percentages and per share amounts)
GAAP revenues	$670,491	$604,761	$1,947,413	$1,689,301
Adjustments related to acquisitions	—	502	—	1,351
Adjusted revenues	$670,491	$605,263	$1,947,413	$1,690,652

GAAP gross profit	$238,646	$203,377	$669,811	$563,914
Severance, restructuring, and acquisition integration costs	2,796	2,943	8,771	4,306
Amortization of software development intangible assets	868	434	2,856	1,165
Adjustments related to acquisitions and divestitures	514	890	1,648	3,701
Adjusted gross profit	$242,824	$207,644	$683,086	$573,086

GAAP gross profit margin	35.6%	33.6%	34.4%	33.4%
Adjusted gross profit margin	36.2%	34.3%	35.1%	33.9%

GAAP selling, general and administrative expenses	$(110,478)	$(95,337)	$(318,747)	$(269,542)
Severance, restructuring, and acquisition integration costs	1,764	1,385	5,369	8,233
Adjustments related to acquisitions and divestitures	(2,537)	(713)	(3,095)	(7,986)
Adjusted selling, general and administrative expenses	$(111,251)	$(94,665)	$(316,473)	$(269,295)

GAAP and adjusted research and development expenses	$(26,306)	$(23,235)	$(75,751)	$(68,110)

GAAP income from continuing operations	$103,687	$43,964	$206,425	$118,375
Income tax expense	16,104	9,799	39,014	26,433
Interest expense, net	9,883	16,251	35,570	46,632
Non-operating pension settlement loss	954	—	954	—
Loss on debt extinguishment	—	5,715	6,392	5,715
Total non-operating adjustments	26,941	31,765	81,930	78,780

Amortization of intangible assets	10,105	7,780	28,099	22,945
Severance, restructuring, and acquisition integration costs	4,560	4,328	14,140	12,539
Amortization of software development intangible assets	868	434	2,856	1,165
Asset impairments	—	2,288	—	9,283
Adjustments related to acquisitions and divestitures	(2,023)	177	(1,447)	(4,285)
Gain on sale of asset	(37,891)	—	(37,891)	—
Total operating income adjustments	(24,381)	15,007	5,757	41,647
Depreciation expense	11,847	10,586	34,443	31,971

Adjusted EBITDA	$118,094	$101,322	$328,555	$270,773

GAAP income from continuing operations margin	15.5%	7.3%	10.6%	7.0%
Adjusted EBITDA margin	17.6%	16.7%	16.9%	16.0%

GAAP income from continuing operations	$103,687	$43,964	$206,425	$118,375
Less: Net income attributable to noncontrolling interest	27	53	111	336
GAAP net income from continuing operations attributable to Belden stockholders	$103,660	$43,911	$206,314	$118,039

GAAP income from continuing operations	$103,687	$43,964	$206,425	$118,375
Plus: Operating income adjustments from above	(24,381)	15,007	5,757	41,647
Plus: Non-operating pension settlement loss	954	—	954	—
Plus: Loss on debt extinguishment	—	5,715	6,392	5,715
Less: Net income attributable to noncontrolling interest	27	53	111	336
Less: Tax effect of adjustments above	2,121	4,042	10,360	9,360
Adjusted net income from continuing operations attributable to Belden stockholders	$78,112	$60,591	$209,057	$156,041

GAAP income from continuing operations per diluted share attributable to Belden stockholders	$2.35	$0.97	$4.60	$2.61
Adjusted income from continuing operations per diluted share attributable to Belden stockholders	$1.77	$1.33	$4.67	$3.45

GAAP and adjusted diluted weighted average shares	44,063	45,425	44,810	45,242

BELDEN INC.
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)
We define free cash flow, which is a non-GAAP financial measure, as net cash from operating activities adjusted for capital expenditures net of the proceeds from the disposal of assets. We believe free cash flow provides useful information to investors regarding our ability to generate cash from business operations that is available for acquisitions and other investments, service of debt principal, dividends and share repurchases. We use free cash flow, as defined, as one financial measure to monitor and evaluate performance and liquidity. Non-GAAP financial measures should be considered only in conjunction with financial measures reported according to accounting principles generally accepted in the United States. Our definition of free cash flow may differ from definitions used by other companies.

	Three Months Ended		Nine Months Ended
	October 2, 2022	October 3, 2021	October 2, 2022	October 3, 2021

	(In thousands)
GAAP net cash provided by operating activities	$87,381	$74,982	$78,800	$101,919
Capital expenditures	(19,240)	(24,703)	(50,250)	(55,569)
Proceeds from disposal of assets	42,110	—	43,534	3,249
Non-GAAP free cash flow	$110,251	$50,279	$72,084	$49,599

BELDEN INC.
RECONCILIATION OF NON-GAAP MEASURES
2022 Guidance

	Year Ended	Three Months Ended
	December 31, 2022	December 31, 2022

	(In thousands)
GAAP income from continuing operations per diluted share attributable to Belden common stockholders	$5.89 - $5.99	$1.27 - $1.37
Amortization of intangible assets	0.71	0.19
Severance, restructuring, and acquisition integration costs	0.37	0.11
Loss from debt extinguishment	0.11	—
Gain on sale of asset	(0.81)	—
Adjustments related to acquisitions and divestitures	—	0.03
Adjusted income from continuing operations per diluted share attributable to Belden common stockholders	$6.27 - $6.37	$1.60 - $1.70

Our guidance is based upon information currently available regarding events and conditions that will impact our future operating results. In particular, our results are subject to the factors listed under "Forward-Looking Statements" in this release. In addition, our actual results are likely to be impacted by other additional events for which information is not available, such as asset impairments, adjustments related to acquisitions and divestitures, severance, restructuring, and acquisition integration costs, gains (losses) recognized on the disposal of assets, gains (losses) on debt extinguishment, discontinued operations, and other gains (losses) related to events or conditions that are not yet known. Such information is not available for our 2025 fiscal year, and therefore we are unable to estimate 2025 GAAP income from continuing operations per diluted share attributable to Belden common stockholders.

Forward-Looking Statements

This release and any statements made by us concerning the subject matter of this release may contain forward-looking statements, including our expectations for the fourth quarter and full-year 2022. Forward-looking statements also include any statements regarding future financial performance (including revenues, expenses, earnings, margins, cash flows, dividends, capital expenditures and financial condition), plans and objectives, and related assumptions. In some cases these statements are identifiable through the use of words such as “anticipate,” “believe,” “estimate,” “forecast,” “guide,” “expect,” “intend,” “plan,” “project,” “target,” “can,” “could,” “may,” “should,” “will,” “would” and similar expressions. Forward-looking statements reflect management’s current beliefs and expectations and are not guarantees of future performance. Actual results may differ materially from those suggested by any forward-looking statements for a number of reasons, including, without limitation: the impact of disruptions in the global supply chain, including the inability to obtain raw materials and components in sufficient quantities on commercially reasonable terms; the lack of certainty as to the duration and magnitude of the impact of COVID-19 and the economic recovery from that impact; foreign and domestic political, economic and other uncertainties, including changes in currency exchange rates; the impact of a challenging global economy or a downturn in served markets; the inability to successfully complete and integrate acquisitions in furtherance of the Company’s strategic plan; difficulty in forecasting revenue due to the unpredictable timing of orders related to customer projects as well as the impacts of channel inventory; inflation and changes in the price and availability of raw materials leading to higher input and labor costs; the inability to execute and realize the expected benefits from strategic initiatives (including revenue growth, cost control, and productivity improvement programs); the inability to retain key employees; the increased influence of chief information officers on purchasing decisions; disruptions in the Company’s information systems including due to cyber-attacks leading to exposures of personally identifiable information; changes in tax laws and variability in the Company’s quarterly and annual effective tax rates; the competitiveness of the global markets in which we operate; the presence of substitute products in the marketplace; the increased prevalence of cloud computing; the inability of the Company to develop and introduce new products and competitive responses to our products; the inability to achieve our strategic priorities in emerging markets; the impact of changes in global tariffs and trade agreements; volatility in credit and foreign exchange markets; the presence of activists proposing certain actions by the Company; perceived or actual product failures; risks related to the use of open source software; disruption of, or changes in, the Company’s key distribution channels; assertions that the Company violates the intellectual property of others and the ownership of intellectual property by competitors and others that prevents the use of that intellectual property by the Company; the impact of regulatory requirements and other legal compliance issues; the impairment of goodwill and other intangible assets and the resulting impact on financial performance; disruptions and increased costs attendant to collective bargaining groups and other labor matters; and other factors.

For a more complete discussion of risk factors, please see our Annual Report on Form 10-K for the period ended December 31, 2021, filed with the SEC on February 15, 2022. Although the content of this release represents our best judgment as of the date of this report based on information currently available and reasonable assumptions, we give no assurances that the expectations will prove to be accurate. Deviations from the expectations may be material. For these reasons, Belden cautions readers to not place undue reliance on these forward-looking statements, which speak only as of the date made. Belden disclaims any duty to update any forward-looking statements as a result of new information, future developments, or otherwise, except as required by law.

About Belden

Belden Inc. delivers the infrastructure that makes the digital journey simpler, smarter and secure. We’re moving beyond connectivity, from what we make to what we make possible through a performance-driven portfolio, forward-thinking expertise and purpose-built solutions. With a legacy of quality and reliability spanning 120-plus years, we have a strong foundation to continue building the future. We are headquartered in St. Louis and have manufacturing capabilities in North America, Europe, Asia, and Africa. For more information, visit us at www.belden.com; follow us on Facebook, LinkedIn and Twitter.

Contact:
Belden Investor Relations
314-854-8054
Investor.Relations@Belden.com